Exhibit 99.1

Keating Capital Leads Purchase of Shares in Corsair Components Secondary Transaction

Investor Buys Shares from Certain Founders and Management Employees

GREENWOOD VILLAGE, Colo.--(BUSINESS WIRE)--July 7, 2011--Keating Capital, Inc. (www.KeatingCapital.com) announced that it recently was the lead investor in an $8 million private purchase of common stock from certain founders and management employees of Corsair Components, Inc., a designer and supplier of high-performance components to the personal computer, or PC, gaming hardware market. Keating Capital acquired $4 million of common stock in the transaction, which was completed on July 6, 2011.

About Keating Capital, Inc.

Keating Capital (www.KeatingCapital.com) is a business development company that specializes in making pre-IPO investments in innovative, high growth private companies that are committed to and capable of becoming public. Keating Capital provides individual investors with the ability to participate in a unique fund that invests in a private company's late stage, pre-IPO financing round — an opportunity that has historically been reserved for institutional investors.

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Forward-Looking Statements

This press release may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect Keating Capital’s current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release, including the factors set forth in “Risk Factors” in Keating Capital’s annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 28, 2011, and subsequent filings with the SEC. Please refer to Keating Capital’s SEC filings for a more detailed discussion of the risks and uncertainties associated with its business, including but not limited to the risks and uncertainties associated with investing in micro- and small-cap companies. Except as required by the federal securities laws, Keating Capital undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise. The reference to Keating Capital’s website has been provided as a convenience, and the information contained on such website is not incorporated by reference into this press release.

CONTACT:
Keating Capital, Inc.
Margie L. Blackwell, 720-889-0133
Investor Relations Director
mb@keatinginvestments.com